Exhibit 10.83
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                          SECURITIES PURCHASE AGREEMENT



         THIS SECURITIES PURCHASE AGREEMENT, dated as of May 22, 2001 (this "Agreement"), by and between Commodore Applied Technologies, Inc., a Delaware corporation, with principal executive offices located at 2121 Jamieson Avenue, Suite 1406, Alexandria, Virginia 22314 (the "Company"), and Dr. Marion Danna ("Buyer").


         WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, upon the terms and subject to the conditions of this Agreement, (i) on million nine hundred and twenty three thousand and seventy seven (1,923,077) shares of Common Stock (the "Equity") and (ii) Common Stock Purchase Warrants in the form attached hereto as Exhibit A to purchase five hundred thousand (500,000) shares of Common Stock (as defined below) (collectively, the "Warrants"); and


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                   I. PURCHASE AND SALE OF EQUITY AND WARRANTS

         A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Equity and the Warrants to purchase two million four hundred twenty three thousand seventy seven (2,423,077) shares of Common Stock.

         B. Purchase Price; Form of Payment. The purchase price for the Equity and the Warrants to be purchased by Buyer hereunder shall be two hundred fifty thousand dollars ($250,000) (the "Purchase Price"). Simultaneously with the execution of this Agreement, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the Company. Simultaneously with the execution of this Agreement, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Equity and the Warrants, which Buyer is purchasing, to the Buyer or its designated agent.

         C. Method of Payment. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to the Company:

                       The Bank of America
                       303 Roma Northwest
                       Albuquerque, NM  87102
                       ABA No.: 107000327
                       For the Account of: Commodore Applied Technologies, Inc. Account No.: 004271317667

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               II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO
                     INFORMATION; INDEPENDENT INVESTIGATION

         Buyer represents and warrants to and covenants and agrees with the Company as follows:

         A. Buyer is purchasing the Equity (the "Equity Shares") and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), collectively (the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

         B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

         C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

         D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

         E. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

         F. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

         G. Buyer has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the Company and the Securities, and has been given the opportunity for a reasonable time prior to the date hereof to obtain

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such additional information necessary to verify the accuracy of the information which was provided to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

         H. Buyer is not relying on the Company, or its affiliates with respect to economic considerations involved in an investment in the Securities.

         I. Buyer represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and fully understands and agrees that it must bear the economic risk of an investment in the Securities because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Securities Act and under the applicable securities laws of such states prior to such resale, pledge, assignment or other disposition, or an exemption from such registration is available. In particular, Buyer is aware that the Securities, when issued, will be "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. Buyer also understands that, except as otherwise provided herein, the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from registration under the Securities Act or applicable state securities laws. Buyer further understands that sales or transfers of the Securities are further restricted by applicable state securities laws and the provisions of this Agreement.

         J. No representations or warranties have been made to Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities Buyer is not relying upon any representations other than those contained herein.

         K. Any information which Buyer has heretofore furnished to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information it will immediately furnish such revised or corrected information to the Company.

         L. Buyer is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to Buyer in connection with investments in securities generally.

         M. Buyer has not engaged any broker or other person or entity that is entitled to a commission, fee or other remuneration as a result of the execution, delivery or performance of this Agreement or any other required documents.

         N. Neither the execution, delivery nor performance of this Agreement or any other required documents by Buyer violates or conflicts with or creates

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(with or without the giving of notice or the lapse of time, or both) a default under, or a lien or encumbrance upon, any of Buyer's assets or properties pursuant to or requires the consent, approval, or order of any government or governmental agency or other person or entity under (x) any Equity, indenture, lease, license or other material agreement to which Buyer is a party or by which it or any of its assets or properties is bound, (y) any statute, law, rule, regulation or court decree binding upon or applicable to Buyer or its assets or properties, or (z) the charter or by-laws or other equivalent governing documents of Buyer.

III. THE COMPANY'S REPRESENTATIONS

         The Company represents and warrants to Buyer that:

                  A.       Capitalization.

              1. The authorized capital stock of the Company consists of: (i) 125,000,000 shares of Common Stock, of which 52,060,445 shares are issued and outstanding on the date hereof; and (ii) 10,000,000 shares of "blank check" preferred stock, of which (a) 80,000 shares have been designated as Series A Preferred Stock, of which 18,000 were issued and have been retired, (b) 25,000 shares have been designated as Series B 6% Convertible Preferred Stock, of which 20.909 have been issued and have been retired, (c) 15,000 shares have been designated as Series C 6% Convertible Preferred Stock, of which 10,189 have been issued and have been retired, (d) 25,000 shares have been designated as Series D 6% Convertible Preferred Stock, of which 20,391 have been issued and have been retired, (e) 335,000 shares have been designated as Series E Convertible Preferred Stock, of which 335,000 have been issued and 110,000 have been retired, and (f) 266,700 shares have been designated as Series F Convertible Preferred Stock, of which 266,700 have been issued and 31,500 have been retired, in each case on the date hereof. All of the issued and outstanding shares of Common Stock and preferred stock, if any, have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 41,684,116 shares of Common Stock.

              2. The shares of Common Stock have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder. The Equity Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company on exercise of the Warrants will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder.

              3. Schedule III.A.4. hereto lists all the subsidiaries of the Company (the "Subsidiaries"). Except as disclosed on Schedule III.A.4. hereto, the Company does not own or control, directly or indirectly,

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         any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

                  B.       Organization; Reporting Company Status.

              1. Each of the Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a consolidated whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

              2. The Company has registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is listed and traded on the American Stock Exchange (the "Amex") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

         C. Authorization. The Company (i) has duly and validly authorized and reserved for issuance one million six hundred forty on thousand six hundred and sixty seven (1,641,667) shares of Common Stock, sufficient in number for the Equity purchase and the exercise of the Warrants, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Equity Shares and the Warrant Shares upon the exercise of the Warrants, respectively. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Warrants are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Shares and the exercise of the Warrants. The Company agrees, without cost or expense to Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

         D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to file and perform its obligations under the Stock Purchase Agreement and to enter into the Documents (as hereinafter defined), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of the Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Equity,

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the Warrants and the issuance and reservation for issuance of the Warrant
Shares), have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly and validly executed each of the Documents. Each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means (i) this Agreement;
(ii) the Equity, (iii) the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit B (the "Registration Rights Agreement"); and (iv) the Warrants.

         E. Validity of Issuance of the Securities. The Equity and the Warrants as of the Closing Date and the Warrant Shares upon their issuance, respectively, are or will be validly issued and outstanding, fully paid and non-assessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

         F. Non-contravention. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, including, without limitation, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as defined below) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, Equity, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) any Law (as defined below) applicable to the Company or any of its Subsidiaries or their respective properties or assets.

         G. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Equity or the Warrants (and Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

         H. Commission Filings. The Company has filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act (the "Commission Filings"). As of their respective dates, (i) the Commission Filings complied in

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all material respects with the requirements of the Securities Act, or the
Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and
(ii) none of the Commission Filings contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

         I. Absence of Litigation. Except as set forth on Schedule III.K, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, or (iii) no judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against the Company or any Subsidiary.

         J. Absence of Events of Default. Except as set forth in Schedule III.L, no "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

         K. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at December 31, 2000 and 1999, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended December 31, 2000, including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows for each fiscal quarter since December 31, 1998, including the related notes and schedules, all certified by the chief financial officer of the Company (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been

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prepared in accordance with GAAP (subject, in the case of the interim Financial
Statements, to normal year end adjustments and the absence of footnotes), and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 2000 is hereinafter referred to as the "Balance Sheet" and December 31, 2000 is hereinafter referred to as the "Balance Sheet Date". Except as set forth on Schedule III.M. hereto, the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

         L. Related Party Transactions. Except as set forth in the Commission Filings or on Schedule III.O. hereto, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth in the Commission Filings or on Schedule III.O. hereto, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary, (y) engaged in a business related to the business of the Company or any Subsidiary, or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

         M. Securities Law Matters. Assuming the accuracy of the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold the Preferred Shares or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Shares or Common Stock, or any securities convertible into or exchangeable or exercisable for the Preferred Shares or Common Stock or any such other securities) within the one-year next preceding the date hereof, except as disclosed in the Commission Filings or on Schedule III.Q. hereto or otherwise previously disclosed in writing to Buyer, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Equity Shares and the Warrants (and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in

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connection with the offer or sale of the Equity and the Warrants (and Warrant
Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.


         N. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.



                    IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

         A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (including any Warrant Shares) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares, the Warrant Shares and the Conversion Shares until such legend has been removed):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

         B. Filings. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

         C. Reporting Status. So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

         D. Use of Proceeds. The Company may use the net proceeds from the sale of the Securities, for general corporate and working capital purposes. As used herein, "net proceeds" shall mean two hundred and fifty thousand dollars ($250,000).

         E. Listing. The Company shall use its best efforts to maintain its listing of the Common Stock on the Amex. If the Common Stock is delisted from the Amex, the Company will use its best efforts to list the Common Stock on the

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most liquid national securities exchange or quotation system that the Common
Stock is qualified to be listed on.

         F. Reserved Warrant Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the Equity Shares and the exercise in full of the Warrants.

         G. Information. Each of the parties hereto acknowledges and agrees that Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company and the Subsidiaries.



                         V. TRANSFER AGENT INSTRUCTIONS

         A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and the Warrants Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company and its counsel that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

         B. Buyer shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."



                            VI. DELIVERY INSTRUCTIONS

         The Company shall deliver the Equity Shares to the Buyer at the Closing.

                                VII. CLOSING DATE

         The date and time (the "Closing Date") of the issuance and sale of the Equity and the Warrants (the "Closing") shall be the date hereof or such other as shall be mutually agreed upon in writing.

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                  VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

         Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

         A. Delivery by Buyer to the Company of the Purchase Price;

         B. The accuracy on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date; and

         C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                      IX. CONDITIONS TO BUYER'S OBLIGATIONS

         The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

         A. Delivery by the Company to the Buyer or his designated agent of one or more certificates (I/N/O Buyer or I/N/O Buyer's nominee) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

         B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Buyer by the chief executive officer of the Company by delivery of the certificate to that effect;

         C. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeable could have a Material Adverse Effect;

         D. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 1,041,667 shares of Common Stock for issuance of the Equity Shares and the Warrant Shares; and

         E. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company.

                          X. SURVIVAL; INDEMNIFICATION

         A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

         B. The Company hereby agrees to indemnify and hold harmless Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse Buyer Indemnitees for all out of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Buyer Indemnitees and to the extent arising out of or in connection with:

              1. any breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto; and

              2. the purchase of the Equity and the Warrants, the conversion of the Equity, the exercise of the Warrants, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Buyer is a party thereto.

         C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

              1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; and

              2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

         D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                XI. GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

                         XII. SUBMISSION TO JURISDICTION

         Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Section IXX. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                           XIII. WAIVER OF JURY TRIAL

         TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

                          XIV. COUNTERPARTS; EXECUTION

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                                  XV. HEADINGS

         The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                XVI. SEVERABILITY

         In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            XVII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

         This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                 XVIII. NOTICES

         Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  A.       if to the Company, to:

                           Commodore Applied Technologies, Inc.
                           2121 Jamieson Avenue, Suite 1406
                           Alexandria, VA 22314
                           Attention:  Shelby T. Brewer
                           (703) 567-1284
                           (703) 566-7526 (Fax)

                  B.       if to Buyer, to:

                           Dr. Marion Danna
                           5100 San Felipe
                           Unit 62E
                           Houston, TX  77056
                           (713)-203-1113
                           (713)-621-4607 (Fax)

         The Company or Buyer may change the foregoing address by notice given pursuant to this Section XVIII.

                             XVIIII. CONFIDENTIALITY

         Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

                                 XX. ASSIGNMENT

         This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.


                                            By:---------------------------------
                                                      Name:  Shelby T. Brewer
                                                      Title:    Chairman and CEO











                                            By: ________________________________
                                                     Name:     Dr. Marion Danna
                                                     Title:    Investor

                                                                       EXHIBIT A



                                     WARRANT

                                                                       EXHIBIT B



                          Registration Rights Agreement

                                                               SCHEDULE III.A.4.

                                  Subsidiaries

                                     State or
Name of Subsidiary         Jurisdiction of Incorporation      Percentage Owned

Commodore Solution
Technologies, Inc.                     Delaware                      100%

Commodore CFC
Technologies, Inc.                     Delaware                      100%

CFC Technologies, Inc.                 Ohio                          100%

Commodore Advanced
Sciences, Inc.*                        New Mexico                    100%

A.S. Environmental, Inc.*              Delaware                      100%

Commodore Remediation
Technologies, Inc.*                    Delaware                      100%

Commodore Government
Environmental
Technologies, Inc.*                    Delaware                      100%

Commodore Technologies, Inc.*          Ohio                          100%

Sandpiper Properties, Inc.*            Ohio                          100%

Environmental Alternatives, Inc.*      New Mexico                    100%

Advanced Sciences Integrated
Mexico, S.A. de C.V.*                  Mexico                        100%

Advanced Sciences Integradas S.A.*     Argentina                     100%

CORT Technologies, Inc.*               Delaware                      100%

Commodore Refrigerant
Technologies, Inc.                     Delaware                      100%

Commodore Nuclear, Inc.                Delaware                      100%

Dispute Resolution Management, Inc.    Utah                           81%



*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.

                                                                 SCHEDULE III.K.


                                LEGAL PROCEEDINGS



Indemnification Matters

         The Company, along with several other entities, in a prior year guaranteed a performance bond of Separation relating to the Port of Baltimore contract. The Company was notified on June 28, 2000 that the performance bond is being called. It is not known, at this time, the amount, if any, the Company's share will be.

         As of April 30, 2001, no litigation has been filed against the Company, Separation, or any of the Company's subsidiaries with respect to this indemnification issue. The Company is currently investigating all of the relevant facts and circumstances in connection with the Surety's potential claim or cause of action. In the event that the Company is obligated to indemnify the Surety, the Company estimates that its liability will not exceed approximately $390,000.


Incidental Matters
------------------

         As of April 30, 2001, the Company and its subsidiaries are involved in ordinary, routine litigation incidental to the conduct of their business. Management believes that none of this litigation, individually or in the aggregate, is material to the Company's financial condition or results of operations.

                                                                 SCHEDULE III.L.


                                EVENTS OF DEFAULT


$500,000 Bridge Loan and Extension

         On November 13, 2000, we issued and sold to certain investors (the "Investors") 12% Senior Secured Promissory Notes (the "Bridge Loan Notes") in the aggregate principal amount of $500,000. In connection with the Notes, Commodore Environmental Services, Inc. issued and sold to the Investors 1,000,000 shares of our common stock owned by Commodore Environmental Services, Inc, at a purchase price of $.01 per share. We shall pay each Investor the outstanding principal amount, together with all accrued and unpaid interest on the earliest to occur (the "Maturity Date") of (i) the prepayment of the Notes out of one hundred percent (100%) of the first proceeds received by us as a cash distribution (whether in the form of an intercompany dividend, bonus, loan or otherwise) from DRM, or (ii) the consummation of a contemplated $2,000,000 debt financing with BHC Funding, Inc. or (iii) on February 12, 2001. The Notes may be prepaid at any time, on five-(5) business days prior notice, without penalty. We did not pay the Notes as of the February 12, 2001 Maturity Date.

         On April 16, 2001, the Investors executed a Memorandum of Understanding to extend the payment date of the $500,000 of Bridge Loan Notes. Three of the holders of the Bridge Loan Notes have granted payment extensions until June 30 and July 31, 2001, while the fourth holder of the Bridge Loan Notes has extended only until May 1, 2001. If the fourth holder of the Bridge Loan Notes declares a default on May 1, 2001, the other three holders of the Bridge Loan Notes also are permitted to declare a default. As of May 21, 2001 the Company has not been notified of the holder's intent to declare a default on the Weiss Group Note. In connection with the Bridge Loan Extension, the Company issued to the Investors 500,000 warrants for 500,000 shares of the Company's common stock at an exercise price of $0.22 per share.

                                                                 SCHEDULE III.W.



                              Intellectual ProperTy


         The Company currently has thirty-five (35) issued, U.S. and foreign patents. Additionally, the Company has sixty-eight (68) patent applications currently on file and pending in the U.S. and in foreign countries. The average life expectancy for the currently issued patents is 14.25 years. As patents issue, the U.S. Patent and Trademark Office assigns the Company a twenty (20) year patent-life for each patent issued.

         The Company believes that its patent portfolio provides the Company the necessary "proprietary turf" in which it can market, distribute, and license the full range of the SET technology and all of its derivatives. Additionally, the Company's strength of its patent portfolio may operate as an effective "barrier to entry" in several of the markets in which the Company is presently conducting business.

         To protect its trade secrets and the un-patented proprietary information in its development activities, the Company requires its employees, consultants and contractors to enter into agreements providing for the confidentiality and the Company's ownership of such trade secrets and other un-patented proprietary information originated by such persons while in the employ of the Company. The Company also requires potential collaborative partners to enter into confidentiality and non-disclosure agreements.


         There can be no assurance that any patents that may hereafter be obtained, or any of the company's confidentiality and non-disclosure agreements, will provide meaningful protection of the company's confidential or proprietary information in the case of unauthorized use or disclosure. In addition, there can be no assurance that the company will not incur significant costs and expenses, including the costs of any future litigation, to defend its rights in respect of any such intellectual property.